EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in post effective amendment No. 1 to the Registration Statement on Form S-8 (No. 333-63740) of Powell Industries, Inc. of our report dated December 12, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K .

/s/ PricewaterhouseCoopers LLP

Houston, Texas

December 12, 2011